Exhibit 99.1

Infinity Pharmaceuticals Provides 2020 Goals and Financial Guidance

- Recent Non-Dilutive Financing Extends Cash Runway into 2H 2021 and Fully Funds All Ongoing IPI-549 Clinical Trials Through Key Data
Readouts -

- MARIO-275 Global, Randomized, Controlled Phase 2 Study in Urothelial Cancer Enrollment Completion Expected in 2020 with Data Expected in Mid-2021 -

- MARIO-3 Phase 2 Study in TNBC and RCC Enrollment Completion and Initial Data Expected in 2020 -

- Additional MARIO-1 Data Expected in 2020 -

- Company to Present at 38th Annual J.P. Morgan Healthcare Conference on Thursday, January 16th at 9:00 a.m. PT -

CAMBRIDGE, Mass., January 13, 2020 — Infinity Pharmaceuticals Inc. (NASDAQ: INFI) today announced 2020 milestones for IPI-549, a first-in-class, oral, immuno-oncology product candidate targeting immune-suppressive tumor-associated myeloid cells through selective phosphoinositide-3-kinase-gamma (PI3K-gamma) inhibition and provided financial guidance for 2020.

“Our recently announced non-dilutive financing with BVF Partners has provided Infinity with the financial resources to fully fund all of our ongoing IPI-549 trials to key data readouts throughout 2020 and into 2H 2021,” stated Adelene Perkins, Chief Executive Officer and Chair of Infinity Pharmaceuticals. “2020 will be a very exciting and important year for Infinity as we continue our efforts to expand the development of IPI-549 across earlier lines of therapy and broader indications, leveraging a safety profile that enables innovative combination therapy approaches. We continue to see growing recognition of the importance of MDSC-directed and tumor macrophage-directed immuno-oncology therapies among the medical and scientific communities, and we are well positioned to solidify our leadership in the field with expected clinical and translational data from IPI-549 studies in 2020 to mid-2021.”

Infinity’s Chair and Chief Executive Officer, Adelene Perkins, will discuss the company’s continued execution on its corporate strategy and 2020 priorities as part of a podium presentation at the 38th Annual J.P. Morgan Healthcare Conference on January 16th, 2020 at 9 a.m. Pacific Time.

Recent Financial and Corporate Highlights

•

$20 million non-dilutive asset-backed financing with BVF Partners L.P. with sole recourse in potential royalty payments due on future sales of patidegib, a hedgehog pathway inhibitor discovered by Infinity and licensed to PellePharm in 2013. Infinity is eligible to receive from BVF an additional $5 million payment upon positive data from PellePharm’s Phase 3 trial in patients with Gorlin Syndrome.

•	Over $60 million cash on hand to fund all current IPI-549 trials to key data readouts throughout 2020 and into mid-2021.

•

Executive Leadership Promotions of Jeffery Kutok, M.D., Ph.D., Chief Scientific Officer, from Senior Vice President to Executive Vice President, and Seth Tasker, J.D. from General Counsel to Chief Business Officer.

2020 IPI-549 Development Guidance

•

MARIO-275 enrollment completion. MARIO-275 is the company’s ongoing global, randomized, controlled Phase 2 study in collaboration with Bristol-Myers Squibb, to evaluate IPI-549 in combination with Opdivo® in platinum-refractory, I/O naïve patients with advanced urothelial cancer. Data is expected in mid-2021.

•

MARIO-3 enrollment completion and initial data. MARIO-3 is the company’s ongoing Phase 2 study in collaboration with Roche/Genentech to evaluate IPI-549 in novel triple combination front-line therapies with Tecentriq® and Abraxane® in triple negative breast cancer (TNBC) and with Tecentriq and Avastin® in renal cell cancer (RCC).

•

Arcus Biosciences Collaboration Study expansion cohort enrolling. This ongoing Phase 1/1b trial, being conducted by Arcus, is evaluating a checkpoint inhibitor-free, novel triple-combination regimen of IPI-549 + AB928 (dual adenosine receptor antagonist) + Doxil® in advanced TNBC patients. The trial has been initiated with a goal of enrollment of up to 40 patients in an expansion cohort.

•	Additional MARIO-1 data. MARIO-1 is the company’s ongoing Phase 1/1b study of IPI-549 as a monotherapy and in combination with Opdivo® in patients with advanced solid tumors.

2020 Financial Guidance

Infinity ended 2019 with approximately $42.4 million in cash and investments (unaudited) and plans to report its fourth quarter and full-year 2019 financial results in March. The company is providing the following financial guidance today:

•	Cash as of January 8, 2020: ~$62 million (including $20 million non-dilutive financing)

•	Net Loss: $40 million to $50 million

•	Year-end Cash: $15 million to $25 million

•	Cash Runway: Into 2H 2021

Infinity’s 2020 financial guidance is based on its current operating plans, excludes additional financing or business development activities, and excludes a potential $5 million milestone payment from BVF for positive Phase 3 patidegib data and any milestones from, or the sale of the company’s equity interest in, PellePharm.

About Infinity and IPI-549

Infinity is an innovative biopharmaceutical company dedicated to advancing novel medicines for people with cancer. Infinity is advancing IPI-549, a first-in-class, oral immuno-oncology development candidate that selectively inhibits PI3K-gamma, in multiple clinical studies. MARIO-275 is a global, randomized, controlled combination study of IPI-549 combined with Opdivo in I/O naïve urothelial cancer patients for which enrollment is expected to be completed in 2020 with data by mid-2021. MARIO-3 is the first IPI-549 combination study in front-line advanced cancer patients and is evaluating IPI-549 in combination with Tecentriq and Abraxane in front-line TNBC and in combination with Tecentriq and Avastin in front-line RCC and is also expected to complete enrollment in 2020 with initial data expected in 2020. In collaboration with Arcus Biosciences, Infinity is evaluating a checkpoint inhibitor-free, novel combination regimen of IPI-549 plus AB928 (dual adenosine receptor antagonist) plus Doxil in advanced TNBC patients. In 2019 Infinity completed enrollment in MARIO-1, a Phase 1/1b study evaluating IPI-549 as a monotherapy and in combination with Opdivo (nivolumab) in patients with advanced solid tumors including patients refractory to checkpoint inhibitor therapy. Data presented from MARIO-1 to date show that IPI-549 has activity and leads to a reduction in the number of circulating myeloid derived suppressor cells (MDSCs) as both a monotherapy and in combination with Opdivo and additional data is expected in 2020. With these studies Infinity is evaluating IPI-549 in the anti-PD-1 refractory, I/O-naïve, and front-line settings. For more information on Infinity, please refer to Infinity’s website at www.infi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding: the expected benefits from the financing, Infinity’s expectation that its cash on hand will be sufficient to fund its operations into 2H 2021, the therapeutic potential of PI3K-gamma selective inhibition and IPI-549, alone and in combination with other cancer therapies; clinical trial enrollment and data presentation timelines; financial guidance; and Infinity’s ability to execute on its strategic plans. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that IPI-549 will successfully complete necessary preclinical and clinical development phases. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: whether any milestones or royalties will become payable or paid by PellePharm under the license agreement; Infinity’s results of clinical trials and preclinical studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities; Infinity’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing or intends to develop IPI-549; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for IPI-549. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s annual report and quarterly reports filed with the Securities and Exchange Commission (SEC), and in other filings that Infinity makes with the SEC, available through the company’s website at www.infi.com. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Opdivo® is a registered trademark of Bristol-Myers Squibb.

Tecentriq® and Avastin® are registered trademarks of Roche.

Abraxane® is a registered trademark of Celgene.

Doxil® is a registered trademark of Janssen Products.

Contact:

Ashley Robinson

LifeSci Advisors, LLC

Tel 617-430-7577

arr@lifesciadvisors.com